Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Checkpoint Systems, Inc.
Craig Burns
Executive Vice President,
Chief Financial Officer and Treasurer
(856) 848-1800

INVESTOR RELATIONS CONTACTS:
Christine Mohrmann, Bob Joyce
FD
(212) 850-5600

CHECKPOINT SYSTEMS, INC. ANNOUNCES APPOINTMENT OF
NEW BOARD MEMBER

Thorofare, New Jersey, October 25, 2007 - Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer and marketer of identification, tracking, security and merchandising solutions for the retail industry and its supply chain, today announced that Robert (Rob) P. van der Merwe has been appointed as a member of the Company’s Board of Directors effective immediately. The appointment brings the total members of the Company’s Board of Directors to 10, of which nine are independent directors.

Mr. van der Merwe has extensive experience in the retail and consumer marketplaces. Since April 2005, Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, and became Chairman of the Board of Paxar in January 2007. He served in these capacities until Paxar’s sale to Avery Dennison in June 2007. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark's multi-billion dollar global consumer tissue business and Group President of Europe, Middle East and Africa. From 1987 to 1993, Mr. van der Merwe worked at Xerox Corporation as a managing director of its Southern African Operations. Earlier in his career, he was a brand manager at Colgate Palmolive in Southern Africa.

“We are very pleased to have an experienced industry veteran like Rob join our Board,” said George Off, Chairman and CEO of Checkpoint. “Rob brings with him an excellent mix of industry knowledge and global experience that make him an excellent fit for Checkpoint Systems’ Board. We look forward to benefitting from his unique background and leadership skills as we execute on our strategy moving forward.”

About Checkpoint Systems Inc.
Checkpoint Systems, Inc. is the leading supplier of retail shrink management solutions. Checkpoint's global team helps retailers - and their suppliers - reduce theft, increase inventory visibility and provide consumers with greater merchandise availability through the company's rapidly evolving RF technology, expanding shrink management offerings and Check-Net labeling solutions. Checkpoint has more than one million RF devices installed in stores today and has secured more than 100 billion products. Scaling cost efficiently, Checkpoint's solutions provide increased revenues and profits to a fast-growing community of successful retailers and a superior experience for their consumers. Listed on the NYSE (NYSE:CKP), Checkpoint operates in every major geographic market and employs 3,200 people worldwide. For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements
This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

# # #